As filed with the Securities and Exchange Commission on February 13, 2020.

Registration No. 333-37108

Registration No. 333-148024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-37108

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-148024

MetLife, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-4075851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Park Avenue

New York, New York

10166-0188

(Address of Principal Executive Offices and Zip Code)

MetLife 401(k) Plan

(formerly the Savings and Investment Plan for Employees of

Metropolitan Life and Participating Affiliates)

(Full title of the plan)

Stephen W. Gauster, Esq.

Executive Vice President and General Counsel

MetLife, Inc.

200 Park Avenue

New York, New York 10166-0188

(212) 578-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

MetLife, Inc., a Delaware corporation (the “Registrant”), is filing with the Securities and Exchange Commission (the “SEC”) these post-effective amendments to deregister the shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”), previously registered under the following Registration Statements on Form S-8 filed with the SEC (collectively, the “Registration Statements”), together with any and all plan interests registered thereunder:

•

Registration Statement No. 333-37108, filed on May 16, 2000, which registered the offering of 41,000,000 shares of the Registrant’s Common Stock, and an indeterminate number of interests pursuant to the MetLife 401(k) Plan, formerly the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (the “Plan”); and

•

Registration Statement No. 333-148024, filed on December 12, 2007, which registered the offering of an additional 1,000,000 shares of the Registrant’s Common Stock and an indeterminate number of interests pursuant to the Plan, as amended by Post-Effective Amendment Number 1, filed on January 29, 2015, and as further amended by Post-Effective Amendment Number 2, filed on August 7, 2017.

Effective December 1, 2018, a fund consisting primarily of the Registrant’s shares of Common Stock ceased to be an investment option under the Plan, and effective August 30, 2019, all Plan balances invested in the fund consisting primarily of shares of the Registrant’s Common Stock or related plan interests were liquidated. Accordingly, no issuance of shares of the Registrant’s Common Stock under the Plan or any plan interests related thereto are required to be registered under the Registration Statements. The Registrant hereby terminates the effectiveness of the Registration Statements and, the Registrant hereby deregisters all shares of the Registrant’s Common Stock and all related plan interests registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Common Stock and related plan interests.

EXHIBIT INDEX

Exhibit Number	Description

24.1	Powers of Attorney (Incorporated by reference to Exhibit 24.1 to MetLife, Inc.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-121344)).

24.2	Power of Attorney (Incorporated by reference to Exhibit 24.2 to MetLife, Inc.’s Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-148024)).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of February, 2020.

METLIFE, INC.

By:	/s/ Stephen W. Gauster
Name:	Stephen W. Gauster
Title:	Executive Vice President and General Counsel

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees of (or other persons who administer) the MetLife 401(k) Plan (formerly the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates), have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of February, 2020.

METLIFE 401(K) PLAN

By:	/s/ Andrew J. Bernstein
Name:	Andrew J. Bernstein
Title:	Plan Administrator

SIGNATURES FOR POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-37108 and Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-148024 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Director	February 13, 2020
Cheryl W. Grisé

*	Director	February 13, 2020
Carlos M. Gutierrez

	Director	February 13, 2020
Gerald L. Hassell

*	Director	February 13, 2020
David L. Herzog

*	Chairman of the Board	February 13, 2020
R. Glenn Hubbard

*	Director	February 13, 2020
Edward J. Kelly, III

*	Director	February 13, 2020
William E. Kennard

*	Director	February 13, 2020
James M. Kilts

*	Director	February 13, 2020
Catherine R. Kinney

	Director	February 13, 2020
Diana L. McKenzie

*	Director	February 13, 2020
Denise M. Morrison

	Director	February 13, 2020
Mark A. Weinberger

/s/ Michel A. Khalaf Michel A. Khalaf	President, Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2020

/s/ John D. McCallion John D. McCallion	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 13, 2020

/s/ Tamara L. Schock Tamara L. Schock	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 13, 2020

* Pursuant to Power of Attorney:

/s/ Stephen W. Gauster Stephen W. Gauster	Executive Vice President and General Counsel	February 13, 2020